Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Allyson Scott

McGrath/Power Public Relations and Communications

+1-408-727-0351

allysonscott@mcgrathpower.com

Investor Contact

Mellanox Technologies

+1-408-916-0012

ir@mellanox.com

Israel Press Contact

Sharon Levin

Gelbart Kahana Investor Relations

+972-3-6070567

sharonl@gk-biz.com

Mellanox Achieves Record Revenue in the Third Quarter 2015

Revenue grew 42 percent year-over-year

Shipping end-to-end 10/25/40/50/100Gb/s Ethernet solutions

EDR 100Gb/s InfiniBand revenue grew 147 percent quarter-over-quarter

Announced definitive agreement to acquire EZchip

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — October 21, 2015 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX) today announced financial results for its third quarter, ended September 30, 2015.

“We are excited to achieve consecutive record quarterly revenues. Assuming the midpoint of our fourth quarter 2015 guidance, our annual revenues are expected to grow 41 percent year-over year, and gross margins to be above 72.5 percent. We also expect annual operating income to improve substantially from the prior year, to approximately 21 percent of revenue, which is a significant step towards our long-term target profitability,” said Eyal Waldman, president and CEO of Mellanox Technologies. “Today, Mellanox is a diversified company, serving more products, markets, and customers. We are seeing revenues from our 10, 25, 40, 50 and 100 Gigabit Ethernet solutions and traction with large data center customers for these products. We are happy to see our EDR 100 Gigabit InfiniBand revenues growing at a faster pace than FDR did, to approximately 12 percent of InfiniBand revenues. The EZchip acquisition will bring us strategic customers and advanced technologies that will fuel further growth and diversification.”

Third Quarter 2015 Highlights

•                  Revenues of $171.4 million increased 5.0 percent, compared to $163.1 million in the second quarter of 2015.

•                  GAAP gross margins of 71.3 percent in the third quarter compared to 71.1 percent in the second quarter of 2015.

•                  Non-GAAP gross margins of 72.9 percent in the third quarter compared to 72.7 percent in the second quarter of 2015.

•                  GAAP operating income was $20.6 million, compared to $19.4 million, in the second quarter of 2015.

•                  Non-GAAP operating income was $37.0 million, or 21.6 percent of revenue, compared to $36.2 million, or 22.2 percent of revenue in the second quarter of 2015.

•                  GAAP net income was $20.0 million, compared to $19.2 million in the second quarter of 2015.

•                  Non-GAAP net income was $36.3 million, compared to $36.1 million in the second quarter of 2015.

•                  GAAP net income per diluted share of $0.42 increased 5.0 percent, compared to $0.40 in the second quarter of 2015.

•                  Non-GAAP net income per diluted share of $0.75 in the third quarter and second quarter of 2015.

•                  $28.7 million in cash was provided by operating activities, compared to $41.3 million in the second quarter of 2015.

•                  Cash and investments totaled $485.6 million at September 30, 2015, compared to $467.2 million at June 30, 2015.

Fourth Quarter 2015 Guidance

We currently project:

•                  Quarterly revenues of $171 million to $176 million.

•                  Non-GAAP gross margins of 71.5 percent to 72.5 percent.

•                  An increase in non-GAAP operating expenses of 1 percent to 4 percent.

•                  Share-based compensation expense from $13.2 million to $13.7 million.

•                  Non-GAAP diluted share count from 48.3 million to 48.8 million shares.

Recent Mellanox Press Release Highlights

•                  Oct. 13, 2015 - Mellanox Supports the Grand Opening of the QCT Cloud Solution Center in Silicon Valley

•                  Sept. 30, 2015 - Mellanox Technologies, Ltd. Announces Definitive Agreement to Acquire EZchip

•                  Sept. 28, 2015 - Mellanox and Ixia Demonstrate Industry-First Interoperability of 100Gb/s Ethernet Platforms over 2km of Optical Fiber with Silicon Photonics Transceivers

•                  Sept. 21, 2015 - Healthcare Organizations Select Mellanox InfiniBand-Based Cloud

•                  Sept. 2, 2015 - Mellanox Begins Shipping Spectrum, Industry’s First Open Ethernet 25/50/100 Gigabit Switch, to Cloud, Web 2.0 and Enterprise Data Center Customers

•                  Aug. 31, 2015 - Mellanox Ethernet Solutions Enable Cloud-based Businesses to Achieve Higher Level of Efficiency and Scalability over VMware vSphere 6

•                  Aug. 31, 2015 - Mellanox Simplifies Cloud Deployments with CloudX Hyper-Converged Platforms for Enterprise and Telecom

•                  Aug. 25, 2015 - KTH Royal Institute of Technology Selects Mellanox End-to-End EDR 100Gb/s InfiniBand Solutions

•                  Aug. 19, 2015 - Open Ethernet Gains Industry Momentum with Large Eco-System Demonstration Including Microsoft, Dell, Metaswitch, and Mellanox

•                  Aug. 11, 2015 - Mellanox Optimizes Flash Storage Access, Enabling Faster Time-to-Decision While Lowering Cost

•                  http://www.mellanox.com/ethernet/wine-space.php

Conference Call

Mellanox will hold its third quarter 2015 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1666 approximately ten minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes related to recognition of deferred tax valuation allowance and gains (impairment losses) on equity investments. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets, acquisition related expense, settlement costs, changes related to recognition of deferred tax valuation allowance, and gains (impairment losses) on equity investments because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations. Further, management believes certain non-cash charges such as share-based compensation, amortization of acquired intangible assets and changes related to recognition of deferred tax valuation allowance do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investor Relations” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended December 31, 2015, statements related to our expectations for achievement of continued revenue growth and record revenue for the fiscal year 2015, statements related to trends in the market for our solutions and services, opportunities for our company in 2015 and beyond, and future product capabilities. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our Form 10-Q filed with the SEC on July 31, 2015, and our annual report on Form 10-K filed with the SEC on March 2, 2015. All forward-looking statements in this press release, including the guidance for the three months ended December 31, 2015, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Total revenues	$171,377	$120,708	$481,200	$322,533
Cost of revenues	49,129	39,377	137,394	107,541
Gross profit	122,248	81,331	343,806	214,992
Operating expenses:
Research and development	65,861	54,220	186,555	152,063
Sales and marketing	24,816	18,863	70,740	56,865
General and administrative	10,944	9,185	31,315	26,861
Total operating expenses	101,621	82,268	288,610	235,789
Income (loss) from operations	20,627	(937)	55,196	(20,797)
Other income (loss), net	441	361	(1,116)	952
Income (loss) before taxes	21,068	(576)	54,080	(19,845)
Benefit from (provision for) taxes on income	(1,116)	1,167	(4,384)	589
Net income (loss)	$19,952	$591	$49,696	$(19,256)
Net income (loss) per share — basic	$0.43	$0.01	$1.08	$(0.44)
Net income (loss) per share — diluted	$0.42	$0.01	$1.05	$(0.44)
Shares used in per share calculation:
Basic	46,583	44,984	46,158	44,646
Diluted	47,725	46,229	47,542	44,646

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reconciliation of GAAP net income (loss) to non-GAAP:
GAAP net income (loss)	$19,952	$591	$49,696	$(19,256)
Adjustments:
Share-based compensation expense:
Cost of revenues	592	532	1,749	1,586
Research and development	7,183	6,756	21,504	20,187
Sales and marketing	2,621	2,473	7,765	7,385
General and administrative	2,434	2,088	6,816	6,276
Total share-based compensation expense	12,830	11,849	37,834	35,434
Amortization of acquired intangibles:
Cost of revenues	2,074	1,651	5,621	5,699
Research and development	194	195	584	586
Sales and marketing	196	1,039	977	3,117
Total amortization of acquired intangibles	2,464	2,885	7,182	9,402
Settlement costs:
Cost of revenues	—	1,250	—	1,250
Total settlement costs	—	1,250	—	1,250
Acquisition related expense
Cost of revenues	—	230	—	849
Research and development	290	1,216	1,893	1,949
Sales and marketing	—	225	450	637
General and administrative	742	—	742	—
Total acquisition related expense	1,032	1,671	3,085	3,435
Impairment loss on equity investment in a private company	—	—	3,189	—
Non-GAAP net income	$36,278	$18,246	$100,986	$30,265

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$171,377	$120,708	$481,200	$322,533
GAAP gross profit	122,248	81,331	343,806	214,992
GAAP gross margin	71.3%	67.4%	71.4%	66.7%
Share-based compensation expense	592	532	1,749	1,586
Amortization of acquired intangibles	2,074	1,651	5,621	5,699
Settlement costs	—	1,250	—	1,250
Acquisition related charges	—	230	—	849
Non-GAAP gross profit	$124,914	$84,994	$351,176	$224,376
Non-GAAP gross margin	72.9%	70.4%	73.0%	69.6%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$101,621	$82,268	$288,610	$235,789
Share-based compensation expense	(12,238)	(11,317)	(36,085)	(33,848)
Amortization of acquired intangibles	(390)	(1,234)	(1,561)	(3,703)
Acquisition related charges	(1,032)	(1,441)	(3,085)	(2,586)
Non-GAAP operating expenses	$87,961	$68,276	$247,879	$195,652

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$20,627	$(937)	$55,196	$(20,797)
Share-based compensation expense	12,830	11,849	37,834	35,434
Settlement costs	—	1,250	—	1,250
Amortization of acquired intangibles	2,464	2,885	7,182	9,402
Acquisition related charges	1,032	1,671	3,085	3,435
Non-GAAP income from operations	$36,953	$16,718	$103,297	$28,724

Shares used in computing GAAP diluted earnings per share	47,725	46,229	47,542	44,646
Adjustments:
Effect of dilutive securities under GAAP*	(1,142)	(1,245)	(1,384)	—
Total options vested and exercisable	1,644	1,879	1,644	1,879
Shares used in computing non-GAAP diluted earnings per share	48,227	46,863	47,802	46,525

GAAP diluted net income (loss) per share	$0.42	$0.01	$1.05	$(0.44)
Adjustments:
Share-based compensation expense	0.27	0.25	0.79	0.79
Amortization of acquired intangibles	0.05	0.06	0.15	0.20
Settlement costs	—	0.03	—	0.03
Acquisition related charges	0.02	0.04	0.06	0.08
Impairment loss on equity investment in a private company	—	—	0.07	—
Effect of dilutive securities under GAAP*	0.02	0.01	0.06	—
Total options vested and exercisable	(0.03)	(0.02)	(0.07)	(0.01)
Non-GAAP diluted income per share	$0.75	$0.38	$2.11	$0.65

*This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$140,511	$51,326
Short-term investments	345,091	334,038
Restricted cash	—	3,604
Accounts receivable, net	64,693	64,922
Inventories	63,111	44,470
Deferred taxes and other current assets	21,107	18,147
Total current assets	634,513	516,507
Property and equipment, net	97,329	78,827
Severance assets	9,543	9,474
Intangible assets, net	34,744	42,067
Goodwill	200,743	200,743
Deferred taxes and other long-term assets	9,697	15,600
Total assets	$986,569	$863,218

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$42,216	$39,811
Accrued liabilities	66,729	61,974
Deferred revenue	17,675	14,758
Capital lease liabilities, current	765	1,102
Total current liabilities	127,385	117,645
Accrued severance	12,454	11,850
Deferred revenue	11,398	8,942
Capital lease liabilities	—	494
Other long-term liabilities	26,825	22,535
Total liabilities	178,062	161,466

Shareholders’ equity:
Ordinary shares	198	192
Additional paid-in capital	669,954	615,148
Accumulated other comprehensive income (loss)	(1,773)	(4,020)
Retained earnings	140,128	90,432
Total shareholders’ equity	808,507	701,752
Total liabilities and shareholders’ equity	$986,569	$863,218

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$49,696	$(19,256)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,464	28,983
Deferred income taxes	134	(202)
Share-based compensation expense	37,834	35,434
Gain on investments	(2,193)	(94)
Excess tax benefit from share-based compensation	—	(346)
Impairment of equity investment in a private company	3,189	—
Changes in assets and liabilities:
Accounts receivable, net	229	(2,215)
Inventory	(23,988)	(3,732)
Prepaid expenses and other assets	(504)	(10,040)
Accounts payable	2,119	7,792
Accrued liabilities and other payables	18,817	(1,174)
Net cash provided by operating activities	115,797	35,150

Cash flows from investing activities:
Purchase of severance-related insurance policies	(563)	(597)
Purchase of short term investments	(219,459)	(202,818)
Proceeds from sale of short term investments	148,697	130,652
Proceeds from maturities of short term investments	62,144	39,801
Restricted cash	3,604	(103)
Purchase of property and equipment	(36,972)	(21,231)
Purchase of intangible finite-lived assets	(210)	—
Purchase of equity investment in a private company	—	(3,691)
Net cash used in investing activities	(42,759)	(57,987)

Cash flows from financing activities
Principal payments on capital lease obligations	(831)	(1,092)
Proceeds from exercise of share awards	16,978	15,271
Excess tax benefit from share-based compensation	—	346
Net cash provided by financing activities	16,147	14,525
Increase (decrease) in cash and cash equivalents	89,185	(8,312)
Cash and cash equivalents at beginning of period	51,326	63,164
Cash and cash equivalents at end of period	$140,511	$54,852